EXHIBIT 99.1


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002



     In connection with the Annual Report on Form 11-K of Fremont General Corporation and Affiliated Companies Investment Incentive Plan (the "Plan") for the period ending December 31, 2002 and 2001, as filed with the Securities and Exchange Commission on June 30, 2003 (the "Report"), I, Raymond G. Meyers, Senior Vice President and Chief Administrative Officer, pursuant to 18 U.S.C. ss.1350, hereby certify that, to the best of my knowledge:

          (i) the Report fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

          (ii) the information contained in the Report fairly presents, in all material respects, the net assets available for benefits of the Plan as of December 31, 2002 and 2001 and the changes in net assets available for benefits of the Plan for the years then ended.


Dated:  June 27, 2003


                                       /s/  RAYMOND G. MEYERS
                                       -----------------------------------------
                                       Raymond G. Meyers
                                       Senior Vice President and
                                       Chief Administrative Officer






This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by Fremont General Corporation for purposes of Section 18 of the Securities Exchange Act, as amended.